Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-232614

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 11, 2019)

6,400,001 Shares of Common Stock

Warrants to Purchase 6,400,001 Shares of Common Stock

(and the shares of Common Stock underlying such Warrants)

We are offering an aggregate of 6,400,001 shares of our common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase 6,400,001 shares of our Common Stock (the “Warrants”) at a combined purchase price equal to $1.25 per share. Each Warrant is exercisable for one share of our Common Stock at an exercise price of $1.25 per share. The Warrants are immediately exercisable and may be exercised at any time until December 31, 2025. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants sold in this offering.

Our common stock is quoted on the OTCQB under the symbol “KULR.” On December 29, 2020, the closing sale price of our common stock quoted on the OTCQB was $1.64.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

See “Risk Factors” on page S-4  of this prospectus supplement to read about factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Lake Street Capital Markets LLC and Maxim Group LLC as the co-placement agents with respect to this offering. The co-placement agents are not purchasing or selling any shares offered hereby, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares, but they have agreed to use their best efforts to arrange for the sale of all of the shares. We have agreed to pay the co-placement agents’ fees totaling 7.0% of the aggregate gross proceeds from the sale of the shares being offered hereby. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the placement agent fees and the proceeds to us are not presently determinable and may be substantially different than the amounts set forth below, which assume the sale of all of the shares offered hereby.

	Per Share	Total
Public offering price	$1.2500	$8,000,001.25
Co-placement agents’ fees(1)	$0.0875	$560,000.09
Proceeds, before expenses, to us	$1.1625	$7,440,001.16

(1)	We have also agreed to reimburse the co-placement agents for certain out-of-pocket accountable expenses incurred by it in connection with this offering, up to a maximum of $50,000. See “Plan of Distribution” for a more complete description of the compensation payable to the co-placement agents.

Delivery of the shares of our Common Stock and Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about December 31, 2020.

LAKE STREET	MAXIM GROUP LLC
Co-Placement Agent	Co-Placement Agent

The date of this prospectus supplement is December 29, 2020.

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of Common Stock and Warrants (and the shares of Common Stock underlying the Warrants). This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We have not authorized, and the placement agent has not authorized, any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock and Warrants (and the shares of Common Stock underlying the Warrants) in certain jurisdictions may be restricted by law. We are not making an offer of the Common Stock or Warrants (or the shares of Common Stock underlying the Warrants) in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the base prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

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These risks and uncertainties, many of which are beyond our control, include, but are not limited to, the following:

•	the adverse effects of public health epidemics, including the recent coronavirus outbreak, on our business, results of operations and financial condition;

•	the impact of any business and asset acquisitions or partnerships on our operations and operating results including our ability to realize the expected value and benefits of such acquisitions or partnerships;

•	our ability to develop and offer new products and services;

•	our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders;

•	general economic conditions and level of consumer and corporate spending on battery and battery safety products and services;

•	our ability to retain key members of our management team;

•	the loss of, or an adverse change with regard to, one or more of our significant customers or business relationships;

•	competitive conditions within our industries; and

•	our ability to protect and maintain our intellectual property rights.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement and the base prospectus and in the documents incorporated by reference herein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus supplement and the base prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus supplement and the base prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement and the base prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the Securities and Exchange Commission, or SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page S-4.

 Overview

KULR Technology Group, Inc., through our wholly-owned subsidiary KULR Technology Corporation, develops and commercializes high-performance thermal management technologies for batteries, electronics, and other components across an array of battery-powered applications. For aerospace and DOD applications, our solutions target high performance applications in direct energy, hypersonic vehicles and satellite communications. For commercial applications, our main focus is a total solution to battery safety by which we aim to mitigate the effects of thermal runaway propagation. This total battery safety solution can be used for electric vehicles, energy storage, battery recycling transportation, cloud computing and 5G communication devices. Our proprietary core technology is a carbon fiber material that provides what we believe to be superior thermal conductivity and heat dissipation for an ultra-lightweight and pliable material. By leveraging our proprietary cooling solutions that have been developed through longstanding partnerships with NASA, the Jet Propulsion Lab and others, our products and services make commercial battery powered products safer and electronics systems cooler and lighter.

KULR’s business model continues to evolve from being a component supply, to providing more design and testing services to our customers. The next step of evolution is to provide total system solution to address market needs. To scale up as a systems provider more quickly and efficiently in the directed energy, hypersonic vehicle thermal systems, energy storage and lithium-ion battery recycling markets, KULR will actively seek partners for joint venture, technology licensing and other strategic partnership models. The goal is to leverage the Company’s thermal design technology expertise to create market leading products, which KULR will take to market directly to capture more value for KULR shareholders.

Our management expects high priority and growth in the aerospace and defense sectors, specifically in regard to directed energy, hypersonic weapon programs, and space missions. Directed energy is currently in the spotlight as experts predict it will greatly impact the future of warfare. Our CRUX cathode generates powerful electron pulses by field emission from the tops of our carbon fiber coating which has the potential to further develop the current technology. Thermal management is another critical component of both hypersonic weapons programs and space missions and is another area in which our products excel. Our carbon fiber solutions are used for thermal management in missile defense programs and are particularly effective because of their survivability at very high temperatures. They are also very effective at transferring heat and mitigate the risk of overheating in such high-risk environments. Historically we have provided value to this sector and we expect to further develop our relationships with Airforce Research Lab, Naval Research Lab and prime contractors to market our solutions.

Battery safety technology is becoming increasingly vital to our world in which battery-operated devices are everywhere. Lithium ion (“Li-ion”) batteries are widely used in consumer electronics, aerospace, marine and automotive applications. In recent months, KULR has developed a total battery safety solution for its customers that spans a wide array of industries and applications. KULR has seen great success in using our patented thermal runaway shield (“TRS”) technology to prevent cell to cell thermal runaway propagation as well as module to module propagation. We have designed a total solution for customers from the design stages incorporating our materials all the way to testing their passive propagation resistant (“PPR”) battery packs. We are flexible and can work with different battery pack configurations across various industries. We developed a PPR reference design for CubeSat battery in December 2019. Based on this reference design platform, we were awarded a dual-used technology development agreement from NASA’s Marshall Space Flight Center to build 3D printed battery systems for manned and robotic space applications in August 2020. Our research and testing, as well as working alongside battery experts at NASA Johnson Space Center, has positioned us for further advancements at the forefront of battery safety.

Hundreds of millions of Li-ion cells are produced and transported annually and even those packaged to prevent external short can still experience thermal runaway (“TR”) due to internal shorts, caused by latent defects, when fully charged. In these dangerous cases, a torch-like fire is released as energy escapes from the cell and sends nearby cells into TR resulting in a large fire. As part of our total battery safety solution, we have designed a bag out of our TRS material to suppress the flames and prevent the TR event. Suitably placed, the TRS provides a means of protection not only from adjacent batteries but also outside fires of arbitrary origin. Experts at NASA’s Propulsion & Power Division found our TRS successful at extinguishing the fire generated by cells when they intentionally triggered the batteries into dangerous failures. Our TRS bag is currently being used on the International Space Station (“ISS”) through a project with Leidos, for storing laptop batteries in order to reduce the risk of TR.

S-1

Another key element of our battery safety solution is KULR internal short circuit (“ISC”) device and trigger cells which are used for cell testing and screening. Our patented ISC device, licensed from NASA/NREL, can be inserted by OEMs or manufacturers into cells to mimic failure conditions in a cell. Once the trigger device is placed inside the cell, it can be intentionally triggered on demand causing the cell to short circuit. Currently, we provide ISC devices to OEMs and cell manufacturers, as well as ready-made ISC trigger cells to customers to identify failure modes and safety issues within their systems. Currently we are creating an ecosystem based on our technology which can be applied to different battery architectures and chemistries.

Our management believes that within commercial markets, aerospace and defense, and high-value applications, cell testing and screening has become a topic of focus. Therefore, we plan to expand our capabilities to include full battery analysis and testing as outlined by NASA Johnson Space Center. We plan to fully incorporate this into our holistic approach to battery safety along with our PPR battery pack design and testing services, ISC device and trigger cell products and TRS bags. With increasing regulations and pressure from government bodies to mitigate the dangers of battery fires and TR, we plan to further develop our capabilities in this arena.

In addition to evolving demands led by aerospace and defense, we have observed trending manufacturer-led opportunities in industries such as electric motor vehicles (“EV”) that have become increasingly more reliant on the Cloud, portability and high-demand processing power. KULR’s high performance thermal interface materials can be used to accelerate 5G communications development due to our material’s core properties: high thermal conductivity, light weight, and low contact pressure. 5G is one of the biggest opportunities going forward for transportation technology and we plan to take part in testing of digital and RF tests for 5G. Testing is still in early phases for both digital and RF communication chips, however, we are seeing a big growth opportunity for thermal management for 5G. Cloud computing is also an application of interest since high power communications chips and optical communication modules require cooling.

We have not yet achieved profitability and expect to continue to incur cash outflows from operations, as a result, we will eventually need to generate significant revenues to achieve profitability. These conditions indicate that there is substantial doubt about our ability to continue as a going concern within one year after the financial statement issuance date. Historically, we have been able to raise funds to support our business operations, although there can be no assurance, even with the support of borrowing under the SEDA, that we will be successful in raising additional funds in the future. Furthermore, we remain focused on growing our operations and eventually achieving profitability, although no assurances can be made that we will achieve such goals.

Recent Developments

COVID-19

In January 2020, an outbreak of a new strain of coronavirus, COVID-19, was identified in Wuhan, China. Through the first quarter of 2020, the disease became widespread around the world, and on March 11, 2020, the World Health Organization declared a pandemic. Our business is dependent on developing new markets and new products to be used on a global basis, thus restrictions on travel could lead to reduced demand for our products and interruptions to supply chains. Also, the local regulations such as “Shelter in Place” will affect our ability to maintain regular R&D and manufacturing schedules as well as the capability to meet customer demands in a timely manner. Given the uncertainty around the extent and timing of the potential future spread or mitigation of the Coronavirus and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our future results of operations, cash flows, or financial condition.

Reverse Stock Split

On November 16, 2020, holders of the majority of the voting power of our outstanding stock voted in favor of a reverse split of our issued and outstanding common stock at a ratio no greater than 1-for-8, which ratio shall be designated at the sole discretion of our Board of Directors at the appropriate time. Our Board of Directors’ authority to designate the ratio and timing of the Reverse Split expires on November 16, 2021 and no assurances can be made that it will exercise its authority to effectuate the reverse split.

Company Information

We were incorporated in Delaware as a corporation in December 2015. Our principal executive offices are located at 1999 S. Bascom Ave., Suite 700, Campbell, California 95008. Our telephone number is (408) 663-5247 and our website address is www.KULRTechnology.com. References in this prospectus to our website address does not constitute incorporation by reference of the information contained on the website.

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SUMMARY OF THE OFFERING

Common Stock offered	6,400,001 shares.

Warrants offered	We are also offering Warrants to purchase 6,400,001 shares of Common Stock. Each Warrant is exercisable for one share of our Common Stock at an exercise price of $1.25 per share. The Warrants are exercisable immediately and may be exercised at any time until December 31, 2025. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants sold in this offering.

Common stock to be outstanding after the offering	89,730,715 shares (assuming no exercise of the Warrants). Assuming all of the Warrants were immediately exercised, there would be 96,130,716 shares of Common Stock outstanding after this offering.

Use of proceeds	We expect to receive gross proceeds of approximately $8.0 million from this offering, excluding any proceeds that may be received upon the cash exercise of the Warrants, before deducting the estimated offering expenses payable by us, including the placement agent fees. We intend to use the net proceeds from this offering for capital expenditures, as well as for working capital and general corporate purposes. See “Use of Proceeds.”

Market for our common stock	Our Common Stock is quoted on the OTCQB under the symbol “KULR”. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement to read about factors you should consider carefully before buying shares of our Common Stock.

The number of shares of Common Stock that will be outstanding after this offering is based on 83,330,714 shares of Common Stock outstanding as of December 29, 2020, and also excludes:

•	210,025 shares of Common Stock issuable upon the exercise of common stock warrants outstanding as of December 29, 2020 at a weighted average exercise price of $1.14 per share;

•	395,000 shares of Common Stock issuable upon the exercise of stock options outstanding as of December 29, 2020 at a weighted average exercise price of $0.66 per share; and

•	14,362,500 shares of Common Stock available as of the date hereof for future issuance under the 2018 Equity Incentive Plan.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference in this prospectus supplement, together with all of the other information contained in, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before purchasing any of our securities. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Relating to the Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. As of September 30, 2020, our net tangible book value (deficit) was approximately $(0.5) million, or $(0.01) per share. As discussed in greater detail in the “Dilution” section of this prospectus supplement, based on the combined offering price of $1.25 per share of Common Stock and Warrants and our pro forma net tangible book value as of September 30, 2020, if you purchase securities in this offering, you will suffer immediate dilution of $1.17 per share with respect to the pro forma net tangible book value of our Common Stock.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Holders of Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such Warrants and acquire our Common Stock, except as set forth in such Warrants.

Until holders of Warrants acquire shares of our Common Stock upon exercise of such Warrants, holders of Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants, except as set forth in the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we sell shares of our Common Stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of Common Stock at a discount from the current market price of our Common Stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our Common Stock sold at such discount. In addition, as opportunities present themselves, we may enter into financings or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock. If we issue Common Stock or securities convertible or exercisable into Common Stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds from this offering for future locations, as well as for working capital and general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

S-4

An active trading market for our Common Stock may not be sustained.

Although our Common Stock is quoted on the OTCQB, the market for our Common Stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Common Stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We may experience volatility in our stock price, which may adversely affect the trading price of our common stock.

The sale prices of our common stock as reported on the OTCQB have and may continue to exhibit volatility. Factors such as the following may affect the volatility in our stock price:

●	our quarterly operating results;

●	announcements of regulatory developments or technological innovations by us or our competitors;

●	changes in our relationship with our vendors, distributors or other strategic partners;

●	government regulation; and

●	developments in patent or other technology ownership rights;

Other factors which may affect our stock price include general changes in the economy, the financial markets or the industries in which we target our products and services.

Trading on the OTCQB is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. Trading in securities quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our business or operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a stock exchange like The Nasdaq Capital Market or the NYSE American. These factors may result in investors having difficulty reselling any shares of our common stock.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTCQB does not meet such requirements and if the price of our Common Stock is less than $5.00 and our Common Stock is not listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Because we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Common Stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock will provide a return to our stockholders.

S-5

Our Board of Directors has been authorized to effect a reverse stock split, which split may never take place or, if it does, no assurances can be mate that the market price per share of our Common Stock after the stock split will rise in proportion to and remain proportionate to the reduction in the number of shares of Common Stock outstanding.

On November 16, 2020, holders of the majority of the voting power of our outstanding stock voted in favor of a reverse split of our issued and outstanding common stock at a ratio no greater than 1-for-8, which ratio shall be designated at the sole discretion of our Board of Directors at the appropriate time prior to November 16, 2021. The Board has not determined whether it will exercise its authority to effectuate the reverse stock split as of the date of this prospectus supplement and may never exercise its authority to do so. The effect of a reverse stock split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If our Board of Directors exercises such authority, there can be no assurance that the market price per share of our Common Stock after the reverse stock split will rise in proportion to and remain proportionate to the reduction in the number of shares of Common Stock outstanding resulting from the stock split.

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USE OF PROCEEDS

We expect to receive net proceeds of approximately $7.3 million from this offering, excluding any proceeds that may be received upon the cash exercise of the Warrants, after deducting the estimated offering expenses payable by us, including the co-placement agents’ fees. We intend to use the net proceeds from this offering for capital expenditures, as well as for working capital and general corporate purposes, including the repayment of outstanding debt.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and do not expect to pay any cash dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors our Board of Directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash position and capitalization as of September 30, 2020, as follows:

●	on an unaudited historical actual basis,

●	on an unaudited pro forma basis, after giving further effect to the sale and issuance by us of 6,400,001 shares of our Common Stock and Warrants to purchase 6,400,001 shares of our Common Stock at an offering price of $1.25 per share and warrant with aggregate gross proceeds of $8,000,001, less total estimated offering costs (including estimated co-placement agents’ commissions and fees and estimated offering expenses payable by us) of $730,400.

You should read this table together with our consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement from our SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 2019 and our quarterly report on Form 10-Q for the nine months ended September 30, 2020, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included therein.

	As of September 30, 2020
	Actual	Pro Forma

Cash	$2,809,656	$10,079,257
Stockholders' (Deficiency) Equity:
Preferred stock, par value $0.0001 per share, 20,000,000 shares authorized;
13,972 shares of Series B Convertible Preferred Stock issued and outstanding
as of September 30, 2020 on an actual and pro forma basis;	1	1
18.90 shares of Series C Preferred Stock issued and outstanding
as of September 30, 2020 on an actual and pro forma basis;	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized;
83,036,226 and 89,436,227 shares issued and outstanding on an actual and pro forma
basis as of September 30, 2020, respectively	8,304	8,944
Additional paid-in capital	9,813,892	17,082,853
Accumulated deficit	(10,387,809)	(10,387,809)
Total Stockholders' (Deficiency) Equity	$(565,613)	$6,703,988
Total Capitalization	$(565,613)	$6,703,988

The foregoing table does not take into account the exercise or conversion of our convertible securities, such as warrants and stock options, as set forth in “Summary of the Offering.”

S-9

DILUTION

As of September 30, 2020, our net tangible book value (deficit) was approximately $(0.5) million, or $(0.01) per share of our Common Stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the total number of shares of our Common Stock outstanding as of September 30, 2020.

Our pro forma net tangible book value as of September 30, 2020 was $6.7 million, or $0.08 per share of our Common Stock, after giving effect to the sale of 6,400,001 shares of our Common Stock and Warrants to purchase up to 6,400,001 shares of Common Stock in this offering at a combined offering price of $1.25 per share and warrant and after deducting estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of September 30, 2020, after giving effect to the sale of 6,400,001 shares of our Common Stock and Warrants to purchase up to 6,400,001 shares of Common Stock in this offering at a combined offering price of $1.25 per share and warrant and after deducting estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants.

This represents an immediate increase in pro forma net tangible book value of $0.09 per share to our existing stockholders and immediate dilution in pro forma net tangible book value of $1.17 per share to investors participating in this offering. The following table illustrates this dilution per share of Common Stock to investors participating in this offering:

Public offering price per share and warrant		$1.25
Historical net tangible book value (deficit) per share as of September 30, 2020	$(0.01)
Increase in pro forma net tangible book value per share attributable to this offering	$0.09
Pro forma net tangible book value per share after giving effect to the offering		$0.08
Dilution per share to new investors in this offering		$1.17

The foregoing illustration does not reflect the potential dilution from the exercise of Warrants to purchase up to 6,400,001 shares of Common Stock at an exercise price of $1.25 per share. Assuming all of the Warrants to purchase up to 6,400,001 shares of Common Stock were immediately exercised for cash, our pro forma net tangible book value as of September 30, 2020 would be approximately $14.7 million, or $0.15 per share of Common Stock. This amount represents an immediate increase in pro forma net tangible book value of $0.16 per share to our existing stockholders and an immediate dilution of $1.10 per share to investors participating in this offering.

The number of shares of Common Stock that will be outstanding after this offering is based on 83,036,226 shares of Common Stock outstanding as of September 30, 2020, and also excludes:

•	210,025 shares of Common Stock issuable upon the exercise of common stock warrants outstanding as of September 30, 2020 at a weighted average exercise price of $1.14 per share;

•	395,000 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2020 at a weighted average exercise price of $0.66 per share; and

•	14,375,000 shares of Common Stock available as of September 30, 2020 for future issuance under the 2018 Equity Incentive Plan.

S-10

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of our Common Stock and Warrants. The following description of our Common Stock and Warrants summarizes the material terms and provisions thereof, including the material terms of the Common Stock and Warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

See “Description of Common Stock” on page 10 of the accompanying prospectus for a description of the material terms of our Common Stock.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K to be filed with the SEC on December 31, 2020. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby has an initial exercise price per share equal to $1.25. The Warrants are immediately exercisable and may be exercised at any time until December 31, 2025. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Warrants at closing to have their Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay a cash adjustment in respect of such final fraction or round up to the next whole share.

Cashless Exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the 1933 Securities Act is not effective or available for the issuance or resale of such shares of Common Stock, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrants.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list or quote the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

S-11

PLAN OF DISTRIBUTION

We are offering up to 6,400,001 shares of our common stock and common stock purchase warrants or Warrants to purchase up to an aggregate of 6,400,001 shares of Common Stock, at an aggregate offering price $1.25 per share of Common Stock and Warrant. Subject to the terms and conditions contained in the co-placement agency agreement, dated December 29, 2020, Lake Street Capital Markets LLC and Maxim Group LLC have agreed to act as co-placement agents with respect to this offering.

The co-placement agents are not purchasing or selling any shares or Warrants offered hereby, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares or Warrants, but they have agreed to use their best efforts to arrange for the sale of all of the shares and Warrants. Because there is no minimum amount of shares of Common Stock that must be sold as a condition to closing this offering, the actual number of shares sold in this offering is not presently determinable and may be substantially less than the shares noted herein above. We will enter into a securities purchase agreement directly with each of the purchasers in this offering.

We negotiated the offering price for the shares and Warrants in this offering with prospective investors. The factors considered in determining the price included the recent market price of our Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

We have agreed to pay the co-placement agents’ fees totaling 7.0% of the aggregate gross proceeds from the sale of the shares and Warrants being offered hereby. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the co-placement agents’ fees and the proceeds to us are not presently determinable and may be substantially different than the amounts set forth below, which assume the sale of all of the shares and Warrants offered hereby.

	Per Share	Maximum Amount
Co-placement agents’ fees	$0.0875	$560,000.09

We have also agreed to reimburse the co-placement agents for all out-of-pocket accountable expenses incurred by it in connection with this offering, up to a maximum of $50,000. The total estimated offering expenses payable by us, other than the co-placement agents’ fees, are approximately $170,000, which includes the co-placement agents’ reimbursable expenses, legal, financial advisory fees, accounting, printing costs, listing fees, and various other expenses associated with registering and issuing the shares.

The co-placement agency agreement and a form of the securities purchase agreement will be included as an exhibit to a Current Report on Form 8-K to be filed with the SEC in connection with this offering.

Closing

The co-placement agency agreement provides that the obligations of the co-placement agents are subject to certain customary conditions precedent, including the receipt of customary legal opinions, letters and certificates and the absence of any material adverse change in our business. The co-placement agency agreement also contains customary representations and warranties that must be true and correct as of the closing.

We currently anticipate that closing of the sale of the shares will take place on or about December 31, 2020. At or prior to the closing, each purchaser will deliver to the company an amount equal to such purchaser’s subscription amount (via wire transfer). At the closing, we will deliver to each purchaser its respective shares and Warrants (via the Depository Trust Company’s Deposit/Withdrawal at Custodian system).

Indemnification

We have agreed to indemnify the co-placement agents against certain liabilities, including for breaches of the co-placement agency agreement and civil liabilities under the Securities Act, or to contribute to payments that the co-placement agents may be required to make in respect of those liabilities.

Stabilizing Transactions

The co-placement agents have informed us that they do not intend to engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

S-12

Additional Information

The co-placement agents and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Trading Market

Our common stock is quoted on the OTCQB under the symbol “KULR.”

Transfer Agent

The transfer agent for our common stock to be issued in this offering is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York, 11598.

S-13

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the co-placement agents in connection with this offering.

EXPERTS

The consolidated balance sheet of KULR Technology Group, Inc. and Subsidiary as of December 31, 2018 and December 31, 2019 and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until the termination of the offering of all of the securities registered pursuant to the registration statement of which the accompanying prospectus is a part (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 14, 2020;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 25, 2020, the quarter ended June 30, 2020, filed with the SEC on August 14, 2020, and the quarter ended September 30, 2020, filed with the SEC on November 13, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on May 15, 2020, July 21, 2020 and November 16, 2020; and

•	the description of our common stock contained in the our Registration Statement on Form 10 (File No. 000-55564, initially filed January 7, 2016), including any amendment or report filed for the purpose of updating such description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting KULR Technology Group, Inc., 1999 S. Bascom Ave. Suite 700. Campbell, CA 95008. Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (408) 663-5247.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein and in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

S-14

PROSPECTUS

$50,000,000

KULR Technology Group, Inc.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Common Stock is quoted on the OTC Markets Group, Inc.’s OTCQB tier under the symbol “KULR.” On July 10, 2019, the closing price of our Common Stock was $1.88 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 10, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated ___________, 2019

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $50,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “KULR” or the “Company” in this prospectus mean KULR Technology Group, Inc., a Delaware corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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ABOUT KULR

Overview

KULR Technology Group, Inc., through our wholly-owned subsidiary KULR Technology Corporation, develops and commercializes high-performance thermal management technologies for electronics, batteries, and other components across an array of applications. Currently, we are focused on targeting the following applications: electric vehicles and autonomous driving systems (collectively referred to herein as “E-Mobility”); artificial intelligence and Cloud computing; energy storage; and 5G communication technologies. Our proprietary, core technology is a carbon fiber material, with roots in aerospace and defense, that provides what we believe to be superior thermal conductivity and heat dissipation in an ultra-lightweight and pliable material. By leveraging our proprietary cooling solutions that have been developed through longstanding partnerships with NASA, the Jet Propulsion Lab and others, our products and services make E-Mobility products and other products safer and more stable.

Our management believes that the E-Mobility industry has created and will create significant new opportunities for the application of our technology and know-how. We believe these new opportunities will be further driven by certain changing preferences that we’ve observed in younger generations that must increasingly cope with higher population density, global warming, and the rapidly evolving communications and computing needs of their personal devices and the surrounding infrastructure. As a result, we predict that the younger generations will increasingly prefer to attend meetings by video conference; rent a car, bike, or scooter, or call an app-based car service instead of owning a vehicle; and leverage the Cloud to perform tasks traditionally done in person, such as shopping for lunch, clothes, electronics and other consumer goods that also leverages an expanding E-Mobility delivery network.

In addition to evolving demands led by consumer-preferences, we have observed trending manufacturer-led opportunities in industries that have become increasingly more reliant on the Cloud, on portability and on high-demand processing power. For example, car manufacturers are increasingly providing options that take over the responsibility for driving, diagnosing its own service requirements and analyzing on-board systems data and efficiency. The communications and entertainment industries are leveraging increasingly more powerful and portable devices to deliver live and high-definition content and experiences. These innovations will require high bandwidth communication devices that can handle the power drain and computational requirements to keep up with the sophisticated security and software tools that will power these advanced product offerings. As a result of these manufacturer and consumer trends, we believe that the new generations of high-powered, small form-factor semiconductors are out-pacing the development in lithium ion batteries.

The above-described advances in micro technology, portable power, and compact energy efficient devices linked to an ever-widening Internet of Things (“IoT”) via the Cloud are driving opportunities that forms the focus of the Company’s business development plan. We believe that our core technology and historical development focus on improving lithium-ion battery performance and safety, positions us in a competitively advantageous position to enhance key components to the evolving mobile applications for a wide range of consumer products and IoT. We have found that as chip performance increases, power consumption increases, and more heat is generated as a byproduct. When chip size reduces, there is an increased potential for a hot spot on the chip, which can degrade system performance, or even cause spontaneous combustion. However, electronic system components must operate within a specific temperature range on both the high and low end to operate properly. After strenuous testing, we believe we have developed heat management solutions that significantly improve upon traditional heat storage and dissipation solutions and that improve upon their rigidity and durability. We also believe that the traditional solutions are not equipped to handle the evolving marketplace. However, through a combination of custom design services and provision of proprietary hardware solutions, our products reduce manufacturing complexity and provide a lighter weight solution than traditional thermal management materials and we believe our products can meet the heat management demands of components and batteries being designed into the newest mobile technologies and applications.

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Our management’s growth strategy has put particular focus on targeting E-Mobility applications for its core technology. We believe we are well-positioned to provide a broad range of E-mobility solutions, and intend to expand our business through internal growth and acquisition. In the case of acquisitions, we seek to acquire businesses in related markets that are synergistic to our existing operations, technologies, and management experience. This focus will highlight markets in which we can: (1) integrate our existing technology into the acquiree’s product offerings or simultaneously offer our products and services through the acquiree’s customer base and channels; (2) gain a leading market position and provide vertically integrated services where we can secure economies of scale, premium market positioning, and operational synergies; and/or (3) establish a leading position in selected markets and channels of the acquiree through a joint broad-based, hi-tech, E-Mobility branding campaign. We have developed an acquisition discipline based on a set of financial, market and management criteria to evaluate opportunities. If we were to successfully close an acquisition, we would seek to integrate it while minimizing disruption to our existing operations and those of the acquired business, while exploiting the technical and managerial synergies from integration.

Corporate History

KUTG was incorporated in the State of Delaware in December 2015 and was formerly known as “KT High-Tech Marketing, Inc.” and, prior to that, as “Grant Hill Acquisition Corporation.” In April 2016, KUTG implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.

Our wholly-owned subsidiary, KULR Technology Corporation (“KTC”), was formed in 2013 and is based in Santa Clara, California. Since its inception, KTC primarily focused on developing and commercializing its thermal management technologies, which it acquired through assignment from and license with KTC’s co-founder Dr. Timothy Knowles. Prior to 2013, KTC’s technologies were used in numerous advanced space and industrial applications for National Aeronautics and Space Administration (“NASA”), Boeing, and Raytheon. A few notable achievements were the use of KTC’s technologies in the X-31 aircraft (battery heat sink), Mercury Messenger (battery heat sink), and X-51 Scramjet (heat exchanger).

On June 19, 2017, KUTG closed a share exchange with KTC and 100% of the shareholders of KTC (the “KTC Shareholders”) whereby the KTC Shareholders agreed to transfer an aggregate of 25,000,000 shares of KTC’s common stock to KUTG in exchange for the issuance of an aggregate of 50,000,000 shares of KUTG’s common stock to the KTC Shareholders (the “Share Exchange”), resulting in KTC becoming a wholly-owned subsidiary of KUTG and KTC’s business of developing and commercializing its thermal management technologies becoming KUTG’s main operation.

The Share Exchange was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States of America, with KTC being treated as the acquiring company for accounting purposes.

On August 30, 2018, KUTG changed its name from “KT High-Tech Marketing, Inc.” to “KULR Technology Group, Inc.” by filing a certificate of amendment to its Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.

On December 4, 2018, KUTG filed a definitive Information Statement on Form 14C (the “December Information Statement”), giving notice to KUTG’s shareholders that on November 5, 2018, KUTG executed a written consent in lieu of shareholder meeting authorizing KUTG to: (i) amend KUTG’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares of common stock to 500,000,000 shares of common stock; (ii) adopt and ratify the KULR Technology Group 2018 Equity Incentive Plan and (iii) ratify the authorization of the issuance of 1,000,000 shares (the “Voting Preferred Shares”) of Series A Voting Preferred Stock to Michael Mo, KUTG’s Chief Executive Officer. On December 28, 2018, twenty (20) days after the mailing date of the December Information Statement, KUTG was deemed authorized by ratifying vote of its majority shareholders and the authorization granted by its Board of Directors to issue the Voting Preferred Shares, which KUTG has not issued but may do so in the future. On December 31, 2018, KUTG filed a certificate of amendment with the Secretary of State of the State of Delaware, to increase the number of authorized shares of its common stock from 100,000,000 to 500,000,000. As a result, the aggregate number of the Company’s authorized capital stock became 520,000,000 shares.

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Market Opportunity and Strategy

Market

The world of electronics continues to become more and more demanding and performance driven. The increasing demand for reliability of microelectronics and lithium-ion batteries has pushed thermal management to the forefront of many industries. We target our solutions to serve four application markets: electric transportation, mobile computing, cloud computing, and space exploration and communications.

According to Market Research Future, the global thermal management market is expected to reach approximately $15 billion by end of 2023 with 7% compound annual growth rate during the forecast period from 2017 to 2023. According to the report, in recent years, electronic devices and systems have undergone tremendous technological growth. Advancements in the electronics industry have led to an increased need for innovative thermal management technologies, which serve to improve performance and reliability. The report states that technological progress has come on two fronts: increased functionality on a single device unit and miniaturization of each unit. As a result, there has been an increased demand for thermal management technologies. The report analyzes the thermal market by four segments, including hardware, software, interfaces, and substrates.

Electrical Transportation Market. According to Frost & Sullivan’s recently released “Global Electric Vehicle Market Outlook 2018,” global EV sales will climb from 1.2 million units in 2017 to approximately 2 million units in 2019. The EV industry will need to overcome major challenges related to battery technology and charging infrastructure, both of which have fallen far short of the pace set by global EV sales. The charging infrastructure market, which includes batteries and battery technology, according to an AT Kearney report, will be a $29 billion global market by 2020 within the overall $390 billion global E-Mobility market.

Mobile Computing Market. The next generation mobile computing platform, also known as the “5G” mobile wireless standard, presents new challenges and demands to improve the performance and reliability of mobile infrastructures and consumer devices. According to the IHS Markit’s global study, in 2035, when 5G’s full economic benefit should be realized across the globe, a broad range of industries – from retail to education, transportation to entertainment, and everything in between – could produce up to $12.3 trillion worth of goods and services enabled by 5G.

Cloud Computing Market. Market analysts at Forrester Research project the cloud computing market to be $178 billion in 2018, up from $146 billion in 2017 with sustained growth at 22% annually. Forrester also predicts that more than 50% of global enterprises will rely on at least one public cloud platform. A key area of cloud computing is optical data transfer and communications connections and lines. Optical data is faster and more efficient and, as cloud computing banks move to acquire and utilize optical data, thermal management will play a pivotal role in maintaining the peak performance and safety of these expensive and highly sensitive computer connections. The processing demands of artificial intelligence (“AI”) technology in the cloud requires advanced thermal management solutions for processors and memory modules.

Space Exploration and Communications Market. According to BIS Research, the Space Industry, is valued at $360 billion in 2018, is projected grow at a CAGR of 5.6%, to value $558 billion by 2026. Demand for nano-satellites and re-usable launch vehicle systems is anticipated to be driven by the massive investment made by governments and private enterprises. The overall trend in space investment is stable financially but explosive numerically, providing vastly more opportunity for space technology providers. Increasingly, investments in space exploration and commercialization are being led by well-funded private companies with most focused-on satellite development and deployment. KULR’s heritage in space thermal management technology positions us well in this market.

We believe KULR’s technology solution excels in a number of categories important in the world of thermal management. KULR’s proprietary carbon fiber-based solutions are generally more thermally conductive, lighter weight, require less contact pressure, and offer greater design flexibility and durability compared to traditional solutions. As a result, we believe KULR has real potential to offer a unique value proposition to customers in the multibillion-dollar thermal management industry. KULR aims to provide cost-effective, superior thermal management solutions for a group of electronic manufacturers.

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Marketing Strategy

The Company targets four high growth segments for its thermal management and battery system development products:

•	Electric Transport – Electric/Hybrid cars, commercial vehicles, E-bikes, drones & autonomous vehicles
•	5G & IOT – Infrastructure, mobile and edge-based devices
•	Cloud & AI – Servers, HPC, CPU, GPU and Memory Systems, AR &VR devices
•	Aerospace – Space, aircraft & military

These four areas have significant thermal and/or battery system requirements and the Company believes that these will be rewarding segments to target.

In terms of customer profile and time to revenue the Company will work with the following profile:

•	MNCs – the expectation is a twelve to twenty-four-month design-in cycle to high volume production
•	Fast moving mid-tier companies – working with aggressive companies that want to move quickly adopting new differentiating technology, with a sub twelve-month time frame to production
•	Boutique/Startups – highly focused companies, often geographically local to the Company, that want to create disruptive products
•	Mass market – working with distribution partners to service this market with timeframes expected at three to six-months to production

For a traditionally conservative thermal and battery industry the company is aiming to exploit potentially disruptive approaches to the way it markets its products. Key to this approach is the creation of an ecosystem that adds broader value to the company’s products for its customers. In addition, the company will generate leads and raise its profile through the attendance at Industrial Conferences, use of press and social media and other channels.

Sales Strategy

The Company plans to market and sell KULR thermal management products (“component products”) and finished end-products (“OEM products”) that the Company develops with its partners into its sales and distribution channels. For the component products, the Company will market directly to its customers and utilize distributor partners and agents in Japan, China and EU countries. For its OEM products, the Company will sell into distributor channels primarily as a B2B business.

Advertising and Communications Strategy

We plan to utilize all forms of advertising and communications tools at our disposal. This includes commissioning unbiased white papers and technical papers, attending, sponsoring, and guest speaking at industry events, conferences, and symposiums. We have hired a public relations consultant who will oversee our press releases and media relations interface with newspapers, magazines, and blogs. We have also hired a SEO specialist for social media outreach activities and will also rely on the company’s pedigree within the thermal management community to spread high praise via word of mouth. To date, as a result of these efforts, we have been mentioned in Wall Street Journal (“WSJ”), Cheddar TV, CNBC, Forbes, EE Times, USA Today, Business Insider and others.

Acquisition Strategy

We believe we are well-positioned to provide a broad range of E-mobility solutions, and intend to expand our business through internal growth and acquisition. In the case of acquisitions, we seek to acquire businesses in related markets that are synergistic to our existing operations, technologies, and management experience. This focus will highlight markets in which we can: (1) integrate our existing technology into the acquiree’s product offerings or simultaneously offer our products and services through the acquiree’s customer base and channels; (2) gain a leading market position and provide vertically integrated services where we can secure economies of scale, premium market positioning, and operational synergies; and/or (3) establish a leading position in selected markets and channels of the acquiree through a joint broad-based, hi-tech, E-Mobility branding campaign. We have developed an acquisition discipline based on a set of financial, market and management criteria to evaluate opportunities. If we were to successfully close an acquisition, we would seek to integrate it while minimizing disruption to our existing operations and those of the acquired business, while exploiting the technical and managerial synergies from integration.

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Intellectual Property and Patent Strategy

Our intellectual property strategy includes pursuing patent protection for new innovations in core carbon fiber architecture development, application development, acquisition of intellectual property, and licensing of third-party patents and intellectual property. As of March 29, 2019, we have seven pending nonprovisional and provisional patent applications and we have four patents granted and assigned to KULR. We also have an exclusive license to four third party patents.

Product and Services

Our heat management products and services can be divided into the following categories, subcategories and functionalities:

Lithium Ion (“L-ion”) Battery Thermal Runaway Shield (“TRS”): KULR has developed a vaporizing heatsink aimed at passive resistance to thermal runaway propagation in L-ion batteries in partnership with National Aeronautics and Space Administration Johnson Space Center (“NASA JSC”). The heatsink shield designed for NASA JSC is a novel configuration, thin and lightweight, for use in conjunction with 18650 cells. The heatsink shield has proven to keep neighboring cells safe from thermal runaway propagation after a trigger cell was intentionally overheated. This lightweight solution can be used in energy storage and industrial and consumer electronics applications that require a lightweight and passive solution for battery safety.

Fiber Thermal Interface Material (“FTI”): KULR thermal interface materials (“TIMs”) consist of vertically oriented carbon fiber velvets attached to a film of polymer or metal. The fiber packing density and orientation are selected to serve a wide range of applications, including hostile thermal and chemical environments, sliding interfaces, and interfaces with widely varying gaps. They can be coated for electrical isolation. They require low contact pressure and provide high thermal conductivity. Their light weight and high compliance make them uniquely suited for aerospace, industrial and high-performance commercial devices.

Phase Change Material (“PCM”) Heat Sink: KULR PCM composite heat sinks consisting of a conductive carbon fiber velvet embedded with a suitable alkane (“paraffin”) having high latent heat at its melting point. Such heat sinks offer passive thermal control for instruments that would otherwise overheat or under-cool during periodic operations. A typical application involves lasers that dissipate heat but need tight thermal control where active cooling is unavailable.

Internal Short Circuit (“ISC”) Device: In March 2018, KULR reached an agreement with the National Renewable Energy Laboratory (“NREL”), a national laboratory of the U.S. Department of Energy, to be the exclusive manufacturing and distribution partner for the patented ISC device, which causes predictable battery cell failures in L-ion batteries, making them easier to study and, therefore, safer. L-ion batteries are the industry and consumer standard for portable power; billions of individual battery cells exist and billions more are planned for production. They provide power for everything from smart phones and laptops to electric cars and space crafts. But L-ion batteries fail, sometimes with catastrophic results. Due to the relative rarity of cell failures, scientists and researchers had been unable to reliably or accurately replicate latent defect cell failures in lab settings, impeding research into safer battery technology. In 2015, researchers at NREL and NASA developed and patented a device – the ISC – that creates these cell failures in predictable conditions. KULR will market both ISC devices to battery cell manufacturers and ISC embedded battery cells to OEM manufacturers.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share.

Holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the board of directors, out of funds legally available. In the event of our liquidation, dissolution or winding-up the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 20,000,000 shares of preferred stock, $0.0001 par value per share. The shares of preferred stock may be issued in series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.  Issuances of preferred stock could dilute the voting power of common stockholders, adversely affect the voting power of common stockholders, adversely affect the likelihood that common stockholders will receive dividend payments on liquidation, and have the effect of delaying or preventing a change in shareholder and management control.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

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●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

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●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

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We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, also known as an At-the-Market offering, or “ATM”, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions at market prices on the securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

All securities we offer, other than shares of our Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of our Common Stock sold pursuant to a prospectus supplement will be quoted on the OTC Markets Group Inc.’s OTCQB tier. We may apply to list any other securities sold pursuant to a prospectus supplement but we are not obligated to do so. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheet of KULR Technology Group, Inc. and Subsidiary as of December 31, 2018, and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of KULR Technology Group, Inc. and Subsidiary as of December 31, 2017 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, have been audited by Chen & Fan Accountancy Corporation, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 29, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 14, 2019;

●	our Current Report on Form 8-K filed with the SEC on January 7, 2019, April 3, 2019 and July 5, 2019;

●	the description of our common stock contained in the our Registration Statement on Form 10 (File No. 000-55564, initially filed January 7, 2016), including any amendment or report filed for the purpose of updating such description; and

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●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at 1999 S. Bascom Ave., Suite 700, Campbell, California 95008, phone number (408) 663-5247.

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$50,000,000

Common Stock

Preferred Stock

Warrants

Units

KULR Technology Group, Inc.

Prospectus

                 , 2019

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6,400,001 Shares of Common Stock

Warrants to Purchase 6,400,001 Shares of Common Stock

(and the shares of Common Stock underlying such Warrants)

PROSPECTUS SUPPLEMENT

LAKE STREET

MAXIM GROUP LLC

December 29, 2020